SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Exponent, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

2002 NOTICE OF

ANNUAL STOCKHOLDERS MEETING

AND PROXY STATEMENT

Exponent, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 13, 2002

TO THE STOCKHOLDERS:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Exponent, Inc., a Delaware Corporation (the “Company”), will be held on Thursday, June 13, 2002, at 8:00 a.m., PDT, at 149 Commonwealth Drive, Menlo Park, California 94025, for the following purposes:

1.	To elect eight directors for a term of one year.

2.	To ratify the appointment of KPMG LLP as independent auditors for the Company for the year ending January 3, 2003.

3.	To attend to other matters that properly come before the meeting.

Stockholders owning the Company’s shares at the close of business on April 16, 2002 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting.

All stockholders of record as of the Record Date are cordially invited to attend the Annual Meeting in person.

Please note that if you hold your shares in “street name”, that is, through a broker or other nominee, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date. Check-in at the registration desk will be required.

FO	R THE BOARD OF DIRECTORS

Ric	hard L. Schlenker, Corporate Secretary

Menlo Park, California
April 25, 2002

EXPONENT, INC.

PROXY STATEMENT
FOR THE
2002 ANNUAL MEETING OF STOCKHOLDERS

ABOUT THE MEETING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Exponent, Inc., a Delaware Corporation, for use at the Annual Meeting of Stockholders, at the Company’s principal executive office, 149 Commonwealth Drive, Menlo Park, California 94025, on Thursday, June 13, 2002, at 8:00 a.m., PDT. The telephone number for this location is (650) 326-9400.

What is the Purpose of the Annual Meeting?

At the Company’s Annual Meeting, stockholders will act upon matters outlined in the accompanying notice of the meeting and transact such other business that may properly come before the meeting. In addition, the Company’s management will report on the performance of the Company during fiscal 2001 and respond to questions from stockholders.

Who is Entitled to Vote?

Only stockholders of record at the close of business on the Record Date, April 16, 2002, receive notice of the Annual Meeting and are entitled to vote the shares of common stock that they hold as of that date. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Please note that if you hold your shares in “street name,” that is, through a broker or other nominee, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date. If you do not vote your proxy, your brokerage firm may either vote your shares on routine matters, such as election of directors or leave your shares without a vote. We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures your shares will be voted at the meeting.

The proxy solicitation materials will be mailed on or about May 14, 2002, together with the Company’s Annual Report for the period ended December 28, 2001, to all stockholders entitled to vote at the meeting.

How Do I Vote?

You have three ways to vote. You may return the proxy card by mail, vote by telephone, or vote in person. The Company is not offering Internet voting at this time. To vote by mail, you must sign your proxy card and send it in the enclosed prepaid, addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted as recommended by the Board of Directors:

•	for the eight named nominees; and

•	for the ratification of the appointment of KPMG LLP, as the Company’s auditors.

If you choose to vote by telephone, please review the back of the proxy card for instructions on how to do so. You do not need to mail in your proxy card if you vote by telephone. Some brokers may not provide telephone voting.

If you choose to vote in person, you will have an opportunity to do so at the Annual Meeting. You may either bring your proxy card to the Annual Meeting, or if you do not bring your proxy card, the Company will pass out written ballots to anyone who was a stockholder as of the Record Date.

What if I Change My Mind After I Return My Proxy Card?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	signing another proxy with a later date, (the proxy with the latest date is counted);

•	voting by telephone (your latest telephone proxy is counted); or

•	voting in person at the Annual Meeting.

What Does it Mean if I Receive More than One Proxy Card?

It means you have multiple accounts with the transfer agent and/or with brokers. If you would like to cancel duplicate mailings, you may authorize the Company to discontinue mailings of multiple annual reports by marking the appropriate box on each proxy card, or if you are a stockholder of record voting by telephone, you may stay on the line until you receive the appropriate prompt.

What Constitutes a Quorum?

The presence, in person or by properly executed proxy, of the holders of a majority of the shares of common stock outstanding as of the Record Date constitutes a quorum at the Annual Meeting. Shares that voted “For,” “Against,” or “Withheld” on the proposals are treated as being present at the meeting for purposes of establishing a quorum and are deemed to be “votes cast” at the Annual Meeting with respect to the proposals. Abstentions and broker non-votes will be included for purposes of determining whether a quorum of shares is present at the Annual Meeting. However, abstentions and broker non-votes will not be included in the tabulation of the voting results on the election of directors or on issues requiring approval of a majority of the votes duly cast. Signed, unmarked proxy cards are voted as recommended by the Board of Directors. A plurality of the votes duly cast is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required for the ratification of the appointment of auditors.

As of the Record Date, a total of 6,598,366 shares of the Company’s common stock, $.001 par value were issued and outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company’s common stock, see “Stock Ownership.” The closing price of the Company’s common stock on the Nasdaq National Market on the Record Date was $13.50 per share.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

A Board of eight directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s eight nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting, or until a successor has been elected and qualified.

Required Vote

The eight nominees receiving the highest number of affirmative votes duly cast shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED BELOW:

Samuel H. Armacost

Age:	63

Director Since:	1989

Principal Occupation:	Chairman of the Board of SRI International since 1998

Recent Business Experience:
Mr. Armacost was a Principal of Weiss, Peck & Greer, L.L.C., an investment firm, from l990 to 1997. In 1997, he was appointed Managing Director until his departure in June 1998. He was Managing Director of Merrill Lynch Capital Markets of Merrill, Lynch, Pierce, Fenner & Smith, Incorporated, from 1987 to August 1990, and he was Director, President, and Chief Executive Officer of Bank America Corporation from 1981 to 1986.

Other Directorships:	Member of the Boards of Chevron Corporation, Scios, Inc., SRI International and The James Irvine Foundation.

Barbara M. Barrett

Age:	51

Director Since:	1997

Principal Occupation:	President and Chief Executive Officer of Triple Creek Guest Ranch since 1993

Recent Business Experience:
Ms. Barrett served as President and CEO of the American Management Association International, Inc., in New York City from 1997 through 1998; as Deputy Administrator of the Federal Aviation Administration, from 1988 through 1989; and as Vice Chairman of the Civil Aeronautics Board from 1983 through 1984. Prior to 1984 she practiced corporate, international and business law.

Other Directorships:	Chairman of the Boards of Thunderbird, The American Graduate School of Management and the Valley Bank of Arizona; member of the Boards of Raytheon and Triple Creek Guest Ranch.

Leslie G. Denend, Ph.D.

Age:	61

Director Since:	2001

Recent Business Experience:
Dr. Denend was President of Network Associates, Inc. from December 1997 until May 1998, President and CEO of Network General, Inc. from February 1993 until December 1997 and Chairman, President and CEO of Vitalink Communications Corporation from October 1990 until December 1992. He was also a partner of McKinsey and Company until January 1989. Dr. Denend served as the special assistant to the assistant to the President for National Security Affairs, The White House. He was an advisor to the Chairman of the Joint Chiefs of Staff and he served as a director of The Cabinet Council on Economic Affairs, The White House.

Other Directorships:	Member of the Boards of Network Associates, Inc., Rational Software, Inc. and The United Services Automobile Association.

Michael R. Gaulke

Age:	56

Director Since:	1994

Principal Occupation:	President and Chief Executive Officer of the Company since 1996

Recent Business Experience:
Mr. Gaulke joined the Company in 1992, as Executive Vice President and Chief Financial Officer. He was named President in March 1993, and he was appointed as a member of the Board of Directors of the Company in January 1994. He assumed his current role of President and Chief Executive Officer in June 1996. Prior to 1992, he held senior executive positions at Raynet Corporation and Spectra Physics.

Other Directorships:	Member of the Board of Cymer, Inc. and Board of Advisors of the Whitehead Institute.

Jon R. Katzenbach

Age:	69

Director Since:	1997

Principal Occupation:	Founding Partner of Katzenbach Partners, L.L.C. since 1999

Recent Business Experience:
Mr. Katzenbach was with McKinsey & Company from 1959 until January 1999. During his 39 years of service, Mr. Katzenbach managed several of their offices, including McKinsey & Company’s San Francisco and New York offices for five years each. Mr. Katzenbach served as Chairman of several governance committees and was elected to the Shareholders’ Committee in 1972, on which he served for nearly 20 years.

Authored:	Authored: Teams at the Top and Peak Performance

Co-authored: The Wisdom of Teams; Real Change Leaders; and Discipline of Teams

Edward J. Keith

Age:	67

Director Since:	1989

Principal Occupation:	Vice Chairman of the Board of the Company and Private Investor

Recent Business Experience:
Mr. Keith was Chairman of the Board of Directors of the Company from March 1993 until May 2001 and he has been a member of the Board of Directors of the Company since 1989, as well as a member of the Board of Directors of Exponent Failure Analysis Associates, Inc. (“FaAA”) since 1987. He was advisor to FaAA in 1986. Mr. Keith has been a private investor since 1982.

Subbaiah V. Malladi, Ph.D.

Age:	55

Director Since:	1996

Principal Occupation:	Chief Technical Officer since 1998

Recent Business Experience:
Dr. Malladi joined FaAA in 1982 as a Senior Engineer, becoming a Senior Vice President in 1988, a Corporate Vice President of FaAA in 1993 and Chief Technical Officer in 1998. Dr. Malladi was a member of the Board of Directors of the Company from 1991 through 1993 and was re-elected to the Board in 1996.

Roger L. McCarthy, Ph.D.

Age:	53

Director Since:	1989

Principal Occupation:	Chairman of the Board of the Company

Recent Business Experience:
Dr. McCarthy joined the Company in 1978. From June 1996 to October 1998, he served as Chief Technical Officer and director of the Company. He was Chairman of FaAA from 1996 until its dissolution in December 2000. He has been a director of the Company since 1989 and a director of FaAA since 1980. He was Chief Executive Officer of the Company and FaAA from 1982 to June 1996. He also served as Chairman and President of the Company from 1986 to March 1993.

Board Meetings and Committees

The Board held four regular meetings in 2001. Each director attended at least 75% of all Board meetings during 2001. Committee members attended at least 75% of all applicable committee meetings during 2001, with the exception of Jon Katzenbach who attended 60% of all applicable committee meetings. The table below describes the Board’s committees.

Committee Name/Number of Members	Function of Committee	Meetings in 2001

AUDIT COMMITTEE Samuel H. Armacost—Chairperson Barbara M. Barrett Leslie Denend, Ph.D. Jon R. Katzenbach Edward J. Keith	• Monitors the independence and performance of the Company’s outside auditors • Reviews audited financial reports with management and independent auditors prior to filing	4 regular meetings 1 special meeting

HUMAN RESOURCES COMMITTEE Barbara M. Barrett—Chairperson Samuel H. Armacost Leslie G. Denend, Ph.D. Jon R. Katzenbach Edward J. Keith	• Establishes the general compensation policies for all employees and oversees the specific compensation plan for officers of the Company, including the President and CEO	4 regular meetings 1 special meeting

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE Leslie G. Denend, Ph.D.—Chairperson Samuel H. Armacost Barbara M. Barrett Jon R. Katzenbach Edward J. Keith	• Oversees corporate governance • Processes and makes recommendations to the Board regarding nominations for the Board	1 regular meeting

Compensation of Directors

Members of the Board of Directors who are employees of the Company do not receive additional compensation for their services as directors of the Company.

Non-employee members of the Board of Directors receive:

•	an annual cash retainer of $24,000;

•	$2,000 for attending each meeting of the Board of Directors;

•	$5,000 for service on the Human Resources Committee;

•	$5,000 for service on the Audit Committee;

•	$1,000 for service on the Corporate Governance and Nominating Committee.

Furthermore, Mr. Keith received an additional retainer of $10,500 for his duties associated with serving as Vice Chairman of the Board of Directors. Non-employee Board members were reimbursed for certain expenses related to travel and incidentals. The reimbursement for Mr. Katzenbach was paid to Katzenbach Partners, L.L.C.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following Report of the Audit Committee of the Board of Directors does not constitute soliciting material and should not be considered filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee of the Board of Directors is responsible for general oversight of the Company’s financial accounting and reporting process. The Committee’s primary responsibilities fall into three broad categories:

•
first, the committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s outside auditors about draft financial statements and key accounting and reporting matters;

•
second, the Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

•
third, the Committee in consultation with management and the independent auditors considers the integrity of the Company’s financial reporting processes and controls regarding finance, accounting and legal compliance.

The Committee’s responsibilities are presented in detail in the charter of the Committee. The charter reflects standards set forth in the applicable Securities and Exchange Commission (“SEC”) regulations and the Nasdaq National Market rules. Audit committee members are independent as defined by these regulations and rules.

The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention it considers necessary or appropriate to each of the matters assigned to it under the Committee’s charter. To carry out its responsibilities, the Committee met five times during fiscal 2001.

In overseeing the preparation of the Company’s financial statements, the Committee met with both management and the Company’s outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee’s review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees), which includes:

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for auditors’ conclusions regarding the reasonableness of those estimates and

•	disagreements with management, if any, over the application of accounting principles, the basis for managements accounting estimates and the disclosures in the financial statements.

With respect to the Company’s outside auditors, the Committee, among other things, discussed with KPMG LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

On the basis of these reviews and discussions, the committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2001, for filing with the SEC.

Me	mbers of the Audit Committee

Sam	uel H. Armacost-Chairperson
Ba	rbara M. Barrett
Le	slie G. Denend, Ph.D.
Jon	R. Katzenbach
Ed	ward J. Keith

AUDITORS FEES

Audit Fees

The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the fiscal year ended December 28, 2001 and the reviews of the financial statements included in the Company’s Forms 10Q for that fiscal year were $200,000.

Financial Information Systems Design and Implementation Fees

There were no services rendered for information technology by KPMG LLP for the fiscal year ended December 28, 2001.

All Other Fees

The aggregate fees billed for services rendered by KPMG LLP, other than the services covered in “Audit Fees” and “Financial Information Systems Design and Implementation Fees” above, for the fiscal year ended December 28, 2001 were $332,000, of which approximately $295,000 were for income tax compliance services and approximately $37,000 were for ISO 9001 compliance services.

The Audit Committee of the Board has determined that the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed KPMG LLP, independent auditors, to audit the financial statements of the Company for the year ending January 3, 2003. KPMG LLP, has audited the Company’s financial statements since 1987. A representative of KPMG LLP, is expected to be present at the meeting and is expected to be available to respond to appropriate questions.

Required Vote

The Board of Directors has conditioned its appointment of the Company’s independent auditors upon the receipt of the affirmative vote of a majority of the votes cast. In the event that the stockholders do not approve the selection of KPMG LLP, the Board of Directors will reconsider the appointment of the independent auditors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

STOCK OWNERSHIP

Who are the Largest Inside Stockholders of the Company’s Stock?

Michael R. Gaulke, President and CEO, Roger L. McCarthy, Chairman, Exponent, Inc. and Charlie A. Rau Jr., Corporate Vice President, are the only insiders who beneficially own more than 5% of the Company’s stock.

How Much Stock does the Company’s Directors, Officers and Greater than 5% Stockholders Own?

The following table indicates beneficial ownership of the Company’s common stock as of April 16, 2002. It includes stockholders known by the Company to beneficially own more than 5% of the Company’s common stock, the Company’s directors, the executive officers of the Company named in the Executive Compensation Table (see page 13), and the directors and executive officers of the Company as a group. A total of 6,598,366 shares of the Company’s common stock were issued and outstanding as of April 16, 2002.

Name	Number of Shares(1)	Percent of Total(1)
Palo Alto Investors, LLC(2)	500,574	7.6%
431 Florence Street, Suite 200
Palo Alto, CA 94025
Dimensional Fund Advisors, Inc.(2)	489,500	7.4%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Michael R. Gaulke(3)	519,303	7.3%
c/o Exponent, Inc.
149 Commonwealth Drive
Menlo Park, CA 94025
Roger L. McCarthy(4)	472,556	7.2%
c/o Exponent, Inc.
149 Commonwealth Drive
Menlo Park, CA 94025
Heartland Advisors, Inc.(2)	402,800	6.1%
789 North Water Street
Milwaukee, WI 53202
Charlie A. Rau, Jr.(5)	346,871	5.2%
c/o Exponent, Inc.
149 Commonwealth Drive
Menlo Park, CA 94025
Subbaiah V. Malladi(6)	270,644	4.0%
Dennis J. Paustenbach(7)	156,996	2.3%
Samuel H. Armacost(8)	69,960	1.1%
Edward J. Keith(9)	66,940	1.0%
Jack S. Mandel(10)	62,099	*
Barbara M. Barrett(11)	20,000	*
Jon R. Katzenbach(11)	11,600	*
Leslie G. Denend(12)	2,500	*
All Directors & Executive Officers(20 persons)(13)	2,464,428	31.7%

*	Represents less than one percent of the outstanding common stock of the Company.
(1)
The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission (“SEC”) and the information is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, beneficial ownership includes any shares, which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within sixty days of April 16, 2002, through the exercise of any stock option or other right. The denominator of the calculation consists of the named executive’s options exercisable within sixty days of April 16, 2002, plus the Company’s total shares outstanding as of April 16, 2002. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

(2)
As indicated on a Form 13G filed with the SEC on February 14, 2002, for Palo Alto Investors, LLC, on February 12, 2002 for Dimensional Fund Advisors, Inc., and on January 16, 2002 for Heartland Advisors, Inc.

(3)	Includes 488,750 shares of common stock subject to options exercisable within sixty days of April 16, 2002.
(4)	Includes 422,124 shares of common stock held by Roger L. McCarthy and 50,432 shares of common stock held in trust for his two children.
(5)	Includes 12,044 shares of common stock subject to options exercisable within sixty days of April 16, 2002.
(6)	Includes 126,868 shares of common stock subject to options exercisable within sixty days of April 16, 2002.
(7)	Includes 109,468 shares of common stock subject to options exercisable within sixty days of April 16, 2002.
(8)	Includes 24,000 shares of common stock subject to options exercisable within sixty days of April 16, 2002.
(9)	Includes 18,000 shares of common stock subject to options exercisable within sixty days of April 16, 2002.
(10)	Includes 60,000 shares of common stock subject to options exercisable within sixty days of April 16, 2002.
(11)	Includes 10,000 shares of common stock subject to options exercisable within sixty days of April 16, 2002.
(12)	Includes 2,500 shares of common stock subject to options exercisable within sixty days of April 16, 2002.
(13)	Includes 1,176,267 shares of common stock subject to options exercisable within sixty days of April 16, 2002.

Compliance with Section 16(a) of the Securities Exchange Act

The Company believes that during 2001, all filings with the SEC, of its officers, directors and 10% stockholders complied with requirements for reporting ownership or changes in ownership of Company common stock pursuant to Section 16(a) of the Securities Exchange Act of 1934.

Compensation Committee Interlocks and Insider Participation

During 2001, Ms. Barrett and Messrs. Armacost, Denend, Katzenbach and Keith served as members of the Human Resources Committee. No member of the Human Resources Committee is or was formerly an officer or an employee of the Company or any of its subsidiaries.

No interlocking relationship exists between the Company’s Board of Directors or Human Resources Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

EXECUTIVE OFFICER COMPENSATION

Executive Compensation Table

The following table shows compensation paid for services to the Company in all capacities for the fiscal years indicated for the Chief Executive Officer and each of the other four most highly compensated executive officers (the “Named Officers”):

	Annual Compensation			Long-term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Securities Underlying Options (#)	All Other Compensation (2) ($)
Roger L. McCarthy(3)	2001	$499,990	$650,000	0	$20,115
Chairman and Director of the Company	2000	$499,990	$800,000	0	$17,000
	1999	$499,990	$300,000	0	$16,170

Subbaiah V. Malladi	2001	$499,990	$250,000	50,000	$23,619
Chief Technical Officer and Director	2000	$499,990	$300,000	200,000	$20,854
of the Company	1999	$497,302	$250,000	0	$21,837

Michael R. Gaulke	2001	$475,009	$350,000	50,000	$17,966
President, Chief Executive Officer and	2000	$475,009	$500,000	100,000	$19,366
Director of the Company	1999	$468,278	$250,000	75,000	$17,166

Dennis J. Paustenbach	2001	$390,005	$105,000	0	$78,063
Corporate Vice President	2000	$347,101	$110,000	0	$77,324
	1999	$379,784	$30,000	0	$76,496

Jack S. Mandel(4)	2001	$343,270	$120,000	15,000	$76,743
Group Vice President	2000	$325,000	$120,000	15,000	$76,198
	1999	$194,609	$45,000	70,000	$38,655

(1)	Includes bonuses earned or accrued with respect to services rendered in the year or period indicated, whether or not such bonus was actually paid during such year.
(2)
Represents contributions to the Company’s defined contribution pension plan and insurance premiums in 2001, respectively, as follows: R.L. McCarthy, $11,900 and $8,215; S.V. Malladi, $11,900 and $11,719; M.R. Gaulke, $11,900 and $6,066; D.J. Paustenbach, $11,900 and $8,165; J.S. Mandel, $11,900 and $5,604. Additionally, D.J. Paustenbach and J.S. Mandel were given loans, which are being amortized over five and six year periods, respectively. Loan amortization for D.J. Paustenbach and J.S. Mandel began in October 1998 and August 1999, respectively. The amortization amounts for D.J. Paustenbach’s loan for 2001, 2000 and 1999 was $57,998, $57,998 and $57,998, respectively. Amortization for J.S. Mandel’s loan for 2001, 2000 and 1999 was $59,238, $59,238, and $24,682, respectively. All loan amortization amounts include principal and interest.

(3)
R.L. McCarthy was paid a separate bonus of $75,000 per quarter, totaling $300,000. This bonus will not continue in 2002. In addition, Dr. McCarthy was paid $350,000 in bonus under the regular bonus plan.

(4)	Salary represents a partial year for J.S. Mandel for 1999.

What Options were Granted to the Named Officers in 2001?

The following table offers information concerning stock options granted during the year ended December 28, 2001, to the Named Officers.

		Individual Grants			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
				Expiration Date
Name	Options Granted (#) (1)	Percent of Total Options Granted to Employees in Year(2)	Exercise Price ($/Sh)		5% ($)	10% ($)
Michael R. Gaulke	50,000	16%	$10.19	02/08/11	$829,500	$1,321,000
Roger L. McCarthy	0	—	—	—	—	—
Subbaiah V. Malladi	50,000	16%	$10.19	02/08/11	$829,500	$1,321,000
Dennis J. Paustenbach	0	—	—	—	—	—
Jack S. Mandel	15,000	5%	$11.72	03/06/11	$286,350	$456,000

(1)
All options in this table were granted under the 1999 Stock Option Plan. All options under this plan have exercise prices equal to the fair market value on the date of grant. The options generally become exercisable over a period of four years at a rate of 25% per year and expire 10 years from the date of grant.

(2)	In 2001, the Company granted options to employees to purchase 318,679 shares of common stock.
(3)
Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). Annual compounding results in total appreciation of 63% (at 5% per year) and 159% (at 10% per year). The assumed annual rates of appreciation are specified in SEC rules and do not represent the Company’s estimate or projection of future stock price growth. The Company does not necessarily agree that this method can properly determine the value of an option.

What is the Value of the Options held by the Named Officers?

The following table shows information concerning the shares exercised and the number of shares exercisable and unexercisable as of December 28, 2001. Also reported are values for “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company’s common stock as of December 28, 2001.

	Number of Shares Acquired Upon Exercise of Option	Value Realized Upon Exercise(1)	Number of Unexercised Options at December 28, 2001		Value of Unexercised In-the-Money Options at December 28, 2001(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael R. Gaulke	0	—	411,249	183,751	$2,583,261	$921,111
Roger L. McCarthy	0	—	0	0	0	0
Subbaiah V. Malladi	76,300	$320,568	64,368	200,000	$407,585	$1,007,789
Dennis J. Paustenbach	59,282	$287,670	109,468	56,250	$778,197	$224,132
Jack S. Mandel	0	—	38,750	61,250	$280,938	$444,063

(1)	The value realized upon exercise is determined by subtracting the exercise price from the fair market value at the time the option is exercised.
(2)
The value of underlying securities is based on the closing price of the Company’s common stock on December 28, 2001, $13.00 (the last trading day of the period), on the Nasdaq National Market, minus the exercise price of the option.

REPORT OF THE HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS

The Human Resources Committee of the Board of Directors establishes the general compensation policies for all employees and oversees the specific compensation plans for officers of the Company, including the President and CEO. The Committee is composed of the five non-employee directors; no executive officers of the Company are included on the Human Resources Committee.

What is the Company’s Philosophy of Executive Compensation?

The Company’s compensation program for executives consists of three elements:

•	base salary;

•	bonus based on performance and

•	stock option grants.

The compensation of the Company’s officers, including the President and CEO, is based on the profitability of the Company, the individual achievements of the officers and the competitive environment for such employees. Individual performance assessments are based on both objective and subjective appraisals of: financial performance, professional accomplishments and leadership that meet the level of excellence demanded by the Company.

What is the Timing of Compensation Changes?

The performance reviews of officers and employees are typically completed within three months after the close of each year. Hence, compensation changes for 2002 were based on 2001 results. These compensation changes went into effect April 1, 2002. Bonuses based on 2001 performance were paid out on March 8, 2002.

What was the Human Resources Committee’s Basis for the CEO’s Compensation in fiscal 2001?

Mr. Gaulke’s annual base salary for 2001 was $475,009. In addition, he was paid a performance-based bonus of $350,000 and received a grant of 50,000 shares of the Company’s common stock. The Committee considered Mr. Gaulke’s compensation based on his performance and leadership in 2001.

What is the Basis for Determining the Executive’s Compensation?

Salaries.    The Company strives to provide base salaries commensurate with comparable executives and private consultants. However, the unique nature of the Company’s business makes direct comparisons difficult as many competitors are sole practitioners or in private partnerships. In consideration of their responsibilities for both managing the Company and/or providing direct consulting services which generate significant Company revenue, the Human Resources Committee believes the officers’ salaries are comparable to those earned by executives and consultants of similar background, capability and technical expertise.

Bonuses.    For the year ended December 28, 2001, the bonus plan was continued for all employees, including officers. The Company bonus pool was tied to corporate profitability. Mr. Gaulke, President and CEO, recommends individual officer bonuses based on the officer’s financial performance, professional accomplishments and leadership. The Human Resources Committee reviews and approves the bonuses for each officer and the bonus pool. Additionally, they determine the bonuses for all inside directors, including the President and CEO, the Chairman, and the CTO of the Company.

Stock Options.    The Human Resources Committee believes that stock ownership provides significant opportunity to assure that officers are motivated to maximize stockholder value. The fiscal 2001 options were granted at the market price on the date of grant and vest over a four-year period to encourage retention of key employees.

Executive Compensation.    The Human Resources Committee reviewed the performance of the President and CEO, Michael R. Gaulke; the Chairman, Roger L. McCarthy and the CTO, Subbaiah V. Malladi, during 2001. The Committee decided to leave base salaries unchanged for all three individuals. The Human Resources Committee reviewed the 2001 performance of all other officers and select base salary increases were approved.

How is the Company Addressing Internal Revenue Code Limits on Deductibility of Compensation?

Section 162(m) of the Internal Revenue Code (“IRC”) generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s Chief Executive Officer and four most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Company’s 1999 Incentive Stock Option Plan enables compensation recognized in connection with the exercise of options to qualify as an exception to the deduction limit. The Committee will continue to evaluate the issues relating to executive compensation and will take appropriate action where necessary. The Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws, where possible.

Hu	man Resources Committee

Ba	rbara M. Barrett-Chairperson
Sam	uel H. Armacost
Le	slie G. Denend, Ph.D.
Jon	R. Katzenbach
Ed	ward J. Keith

COMPANY STOCK PRICE PERFORMANCE GRAPH

The graph compares the Company’s cumulative total stockholder return calculated on a dividend-reinvested basis from 1996 through 2001 with those of the S&P 500 Index and the S&P SmallCap 600 Index. The graph assumes that $100 was invested on the last day of 1996. Note that historic stock price performance is not necessarily indicative of future stock price performance .

OTHER MATTERS

The Company knows of no other matters that will be brought before the meeting. However, if any such matters are properly presented before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend. It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return, or vote by phone, at your earliest convenience your proxy results.

Stockholder Proposals for the 2002 Annual Meeting.    Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Stockholders interested in presenting a proposal for consideration at the Company’s Annual Meeting of stockholders for the year 2003 may do so by submitting the proposals to the Company’s Corporate Secretary, no later than January 3, 2003.

Proxy Solicitation Costs.    The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Mellon Investor Services LLC to assist in obtaining proxies from brokers and nominees of stockholders for the Annual Meeting. The estimated cost of such services is $4,000, plus out-of-pocket expenses. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies by certain Company directors, officers and regular employees may be solicited, without additional compensation, by personal conversation, telephone, telegram, letter, electronically, or by facsimile.

FO	R THE BOARD OF DIRECTORS

Ric	hard L. Schlenker, Corporate Secretary

Menlo Park, California
April 25, 2002

EXPONENT, INC.

ANNUAL MEETING OF SHAREHOLDERS, JUNE 13, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Exponent, Inc. a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 25, 2002, and hereby appoints Michael R. Gaulke, Roger L. McCarthy and Richard L. Schlenker and any of them, each with power of substitution and revocation, proxies and attorneys-in-fact of the undersigned to represent the undersigned and vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Company’s Annual Meeting of Stockholders to be held at 149 Commonwealth Drive, Menlo Park, California 94025, at 8:00 a.m., PDT, on Thursday, June 13, 2002 and at any adjournment thereof, upon the following matters.

(Continued and to be signed on the reverse side)

Detach here from proxy voting card.

You can now access your Exponent, Inc. account online.

Access your Exponent, Inc. shareholder/stockholder account online via
Investor ServiceDirect/sm (ISD).

Mellon Investor Services LLC agent for Exponent, Inc., now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

• View account status	• View Payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.mellon-investor.com
and follow the instructions shown on this page.

Step 1: FIRST TIME USERS—Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

Investor ServiceDirect/sm is currently only available for domestic individual and joint accounts.

•	SSN
•	PIN
•	Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

•	SSN
•	PIN
•	Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.

Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

•	Certificate History
•	Book-Entry Information
•	Issue Certificate
•	Payment History
•	Address Change
•	Duplicate 1099

For Technical Assistance Call 1-877-978-7778
9am-7pm Monday-Friday Eastern Time

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S), IF NO DIRECTIONS ARE INDICATED THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
Please mark your votes as indicated	☒

***IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW***

1.
Election of all nominees listed below to the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified, except as noted (write the names, of any nominees for whom you withhold authority to vote).

Nominees: 01—Samuel H. Armacost, 02—Barbara M. Barrett, 03—Leslie G. Denend, Ph.D., 04—Michael R. Gaulke, 05—Jon R. Katzenbach, 06—Edward J. Keith, 07—Subbaiah V. Malladi, Ph.D. and 08—Roger L. McCarthy, Ph.D.

FOR ALL NOMINEE’S EXCEPT AS NOTED ABOVE

☐ FOR                         ☐ WITHHELD

2.	To ratify the appointment of KPMG LLP as independent public accountants for the Company for the fiscal year ending January 3, 2003.

☐ FOR                         ☐ AGAINST                         ☐ ABSTAIN

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

DATE                         , 2002

Signature

Signature, if Jointly Held

If acting as Attorney, Executor, Trustee or in other representative capacity, please sign name and title.

Detach here form proxy voting card

Vote by Telephone or Mail
24 Hours a Day, 7 Days a Week

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Telephone
1-800-840-1208

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below and then follow the directions given.

Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by telephone,
you do NOT need to mail back your proxy card.